Exhibit 99.1

Federated Investors, Inc. Reports Second Quarter 2016 Earnings

•	Q2 2016 EPS of $0.51 compared to $0.40 in Q2 2015

•	Equity assets reach all-time high of $61.9 billion on record net equity Q2 sales of $2.8 billion

•	Board declares $0.25 per share dividend
(PITTSBURGH, Pa., July 28, 2016) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.51 for Q2 2016, compared to $0.40 for the same quarter last year on net income of $52.7 million for Q2 2016, compared to $41.8 million for Q2 2015. Federated reported YTD 2016 EPS of $0.94, compared to $0.74 for the same period in 2015 on YTD 2016 net income of $98.2 million compared to $78.1 million for the same period last year. Results for Q2 2016 and YTD 2016 included a pre-tax impact of $3.5 million, or $0.02 EPS, from insurance proceeds.
Federated's total managed assets were $367.2 billion at June 30, 2016. Total managed assets were up $17.5 billion or 5 percent from $349.7 billion at June 30, 2015 and down $2.5 billion or 1 percent from $369.7 billion at March 31, 2016. Growth in equity assets was offset by lower money market and fixed-income assets in Q2 2016 compared to Q1 2016. Average managed assets for Q2 2016 were $364.2 billion, up $15.6 billion or 4 percent from $348.6 billion reported for Q2 2015 and up slightly from $363.9 billion reported for Q1 2016.
"Investors have sought income-oriented strategies against a backdrop of challenging market conditions," said J. Christopher Donahue, president and chief executive officer. "Federated is well-positioned, with a range of strong-performing diversified income solutions, including a unique stock and municipal-bond hybrid fund, our high-yield bond products and especially the Strategic Value Dividend strategies, which helped drive our record quarterly equity flows."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on Aug.15, 2016 to shareholders of record as of Aug. 8, 2016. During Q2 2016, Federated purchased 918,050 shares of Federated class B common stock for $27.3 million.
Federated's equity assets were a record $61.9 billion at June 30, 2016, up $7.1 billion or 13 percent from $54.8 billion at June 30, 2015 and up $5.4 billion or 10 percent from $56.5 billion at March 31, 2016. Top-selling equity funds during Q2 2016 on a net basis were Federated Strategic Value Dividend Fund, Federated Prudent Bear Fund, Federated International Strategic Value Dividend Fund, Federated Muni and Stock Advantage Fund and Federated MDT Small Cap Core Fund.
Federated's fixed-income assets were $50.3 billion at June 30, 2016, down $2.6 billion or 5 percent from $52.9 billion at June 30, 2015 and down $0.9 billion or 2 percent from $51.2 billion at March 31, 2016. Top-selling fixed-income funds during Q2 2016 on a net basis were Federated Institutional High Yield Bond Fund, Federated Sterling Cash Plus Fund, Federated High Yield Trust, Federated Short-Intermediate Duration Municipal Trust and Federated Municipal High Yield Advantage Fund.
Money market assets were $255.0 billion at June 30, 2016, up $13.0 billion or 5 percent from $242.0 billion at June 30, 2015 and down $7.0 billion or 3 percent from $262.0 billion at March 31, 2016. Money market mutual fund assets were $218.1 billion at

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q2 2016 Earnings	Page 2 of 10

June 30, 2016, up $9.3 billion or 4 percent from $208.8 billion at June 30, 2015 and down $6.6 billion or 3 percent from $224.7 billion at March 31, 2016.
Financial Summary
Q2 2016 vs. Q2 2015
Revenue increased by $58.6 million or 26 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers). See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q2 2016, Federated derived 53 percent of its revenue from equity and fixed-income assets (37 percent from equity assets and 16 percent from fixed-income assets) and 47 percent from money market assets.
Operating expenses increased by $40.2 million or 25 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers. The increase was partially offset by a reduction in certain operating expenses, primarily professional service fees, due to the recognition of $3.5 million in insurance proceeds in Q2 2016.
Q2 2016 vs. Q1 2016
Revenue increased by $14.6 million or 5 percent primarily due to a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from lower average money market assets.
Operating expenses increased by $1.5 million or 1 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers. The increase was partially offset by a reduction in certain operating expenses, primarily professional service fees, due to the recognition of $3.5 million in insurance proceeds in Q2 2016.
YTD 2016 vs. YTD 2015
Revenue increased by $110.2 million or 25 percent primarily due to a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average money market assets. The increase in revenue was partially offset by a decrease in revenue from lower average fixed-income assets and a change in the mix of average equity assets.
For the first half of 2016, Federated derived 53 percent of its revenue from equity and fixed-income assets (37 percent from equity assets and 16 percent from fixed-income assets) and 47 percent from money market assets.
Operating expenses increased $76.3 million or 24 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Voluntary yield-related fee waivers and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department

Federated Reports Q2 2016 Earnings	Page 3 of 10

of the Treasury, the SEC, FSOC and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in customer relationships, changes in the money market product structures and offerings, demand for competing products, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q2 2015 to Q2 2016	Quarter Ended	Change Q1 2016 to Q2 2016	Six Months Ended		Change YTD 2015 to YTD 2016
	June 30, 2016	June 30, 2015		March 31, 2016		June 30, 2016	June 30, 2015
Investment advisory fees	$(6.2)	$(53.4)	$47.2	$(15.0)	$8.8	$(21.2)	$(115.7)	$94.5
Other service fees	(15.1)	(30.8)	15.7	(22.5)	7.4	(37.6)	(62.6)	25.0
Total revenue	(21.3)	(84.2)	62.9	(37.5)	16.2	(58.8)	(178.3)	119.5
Less: Reduction in distribution expense	16.5	60.2	(43.7)	27.9	(11.4)	44.4	124.8	(80.4)
Operating income	(4.8)	(24.0)	19.2	(9.6)	4.8	(14.4)	(53.5)	39.1
Less: (Increase)/Reduction in noncontrolling interest	(0.2)	1.8	(2.0)	0.2	(0.4)	0.0	4.3	(4.3)
Pre-tax impact	$(5.0)	$(22.2)	$17.2	$(9.4)	$4.4	$(14.4)	$(49.2)	$34.8
Federated will host an earnings conference call at 9 a.m. Eastern on July 29, 2016. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. on July 29, 2016 and through Aug. 5, 2016 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13640608.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $367.2 billion in assets as of June 30, 2016. With 123 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 5 percent of money market fund managers in the industry, the top 5 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, May 31, 2016. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.
Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in customer relationships, changes in product structure, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q2 2016 Earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q2 2015 to Q2 2016	Quarter Ended	% Change Q1 2016 to Q2 2016
	June 30, 2016	June 30, 2015		March 31, 2016
Revenue
Investment advisory fees, net	$192,663	$154,429	25%	$181,847	6%
Administrative service fees, net—affiliates	53,131	51,605	3	53,473	(1)
Other service fees, net	39,943	21,031	90	35,898	11
Other, net	1,001	1,062	(6)	891	12
Total Revenue	286,738	228,127	26	272,109	5

Operating Expenses
Distribution	94,741	54,058	75	88,381	7
Compensation and related	75,225	70,940	6	76,770	(2)
Systems and communications	7,767	6,979	11	7,865	(1)
Office and occupancy	6,675	6,710	(1)	6,888	(3)
Advertising and promotional	3,938	3,504	12	3,442	14
Travel and related	3,656	3,533	3	2,906	26
Professional service fees	3,645	7,285	(50)	8,881	(59)
Other	3,421	5,839	(41)	2,421	41
Total Operating Expenses	199,068	158,848	25	197,554	1
Operating Income	87,670	69,279	27	74,555	18

Nonoperating Income (Expenses)
Investment income, net	1,105	410	170	2,664	(59)
Debt expense	(1,020)	(974)	5	(1,059)	(4)
Other, net	(2)	(15)	(87)	(5)	(60)
Total Nonoperating Income (Expenses), net	83	(579)	114	1,600	(95)
Income before income taxes	87,753	68,700	28	76,155	15
Income tax provision[1]	31,335	26,437	19	27,196	15
Net income including the noncontrolling interests in subsidiaries	56,418	42,263	33	48,959	15
Less: Net income attributable to the noncontrolling interests in subsidiaries	3,709	504	NM	3,516	NM
Net Income	$52,709	$41,759	26%	$45,443	16%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[2]
Basic and diluted	$0.51	$0.40	28%	$0.44	16%
Weighted-average shares outstanding
Basic	99,592	100,732		99,802
Diluted	99,593	100,734		99,803
Dividends declared per share	$0.25	$0.25		$0.25
1) Federated adopted Accounting Standards Update 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payments Accounting, effective Jan. 1, 2016, which requires all excess tax benefits and deficiencies to be recognized in the income-tax provision. As a result of this adoption, the income-tax provision for March 31, 2016 was reduced by $0.2 million from amounts previously reported.
2) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $2.1 million, $1.7 million and $1.8 million available to unvested restricted shareholders for the quarterly periods ended June 30, 2016, June 30, 2015 and March 31, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2016 Earnings	Page 5 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Six Months Ended
	June 30, 2016	June 30, 2015	% Change
Revenue
Investment advisory fees, net	$374,510	$300,987	24%
Administrative service fees, net - affiliates	106,604	104,622	2
Other service fees, net	75,841	40,817	86
Other, net	1,892	2,223	(15)
Total Revenue	558,847	448,649	25

Operating Expenses
Distribution	183,122	107,553	70
Compensation and related	151,995	147,438	3
Systems and communications	15,632	13,849	13
Office and occupancy	13,563	13,563	0
Professional service fees	12,526	15,167	(17)
Advertising and promotional	7,380	6,975	6
Travel and related	6,562	6,291	4
Other	5,842	9,496	(38)
Total Operating Expenses	396,622	320,332	24
Operating Income	162,225	128,317	26

Nonoperating Income (Expenses)
Investment income, net	3,769	1,300	190
Debt expense	(2,079)	(2,347)	(11)
Other, net	(7)	(28)	(75)
Total Nonoperating Income (Expenses), net	1,683	(1,075)	257
Income before income taxes	163,908	127,242	29
Income tax provision	58,531	48,561	21
Net income including the noncontrolling interests in subsidiaries	105,377	78,681	34
Less: Net income attributable to the noncontrolling interests in subsidiaries	7,225	615	NM
Net Income	$98,152	$78,066	26%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.94	$0.74	27%
Weighted-average shares outstanding
Basic	99,697	100,686
Diluted	99,698	100,688
Dividends declared per share	$0.50	$0.50
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $3.9 million and $3.1million available to unvested restricted shareholders for the six months ended June 30, 2016 and June 30, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q2 2016 Earnings	Page 6 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2016	Dec. 31, 2015
Assets
Cash and other investments	$352,451	$346,815
Other current assets	53,988	49,013
Intangible assets, net and goodwill	733,554	734,492
Other long-term assets	59,844	56,883
Total Assets	$1,199,837	$1,187,203

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$135,076	$159,208
Long-term debt	178,500	191,250
Other long-term liabilities	187,484	179,039
Redeemable noncontrolling interests	29,670	8,734
Equity excluding treasury stock	888,723	840,911
Treasury stock	(219,616)	(191,939)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,199,837	$1,187,203

Federated Reports Q2 2016 Earnings	Page 7 of 10

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Equity funds
Beginning assets	$34,935	$34,125	$34,951	$34,125	$33,141
Sales	3,117	3,439	2,389	6,556	5,194
Redemptions	(2,294)	(2,520)	(1,923)	(4,814)	(3,837)
Net sales	823	919	466	1,742	1,357
Net exchanges	(16)	(37)	6	(53)	45
Market gains and losses/reinvestments[1]	1,334	(72)	110	1,262	990
Ending assets	$37,076	$34,935	$35,533	$37,076	$35,533

Equity separate accounts[2]
Beginning assets	$21,550	$19,431	$19,086	$19,431	$18,285
Sales[3]	3,156	2,350	1,449	5,506	3,142
Redemptions[3]	(1,153)	(1,229)	(1,084)	(2,382)	(2,038)
Net sales[3]	2,003	1,121	365	3,124	1,104
Market gains and losses[4]	1,232	998	(195)	2,230	(133)
Ending assets	$24,785	$21,550	$19,256	$24,785	$19,256

Total equity[2]
Beginning assets	$56,485	$53,556	$54,037	$53,556	$51,426
Sales[3]	6,273	5,789	3,838	12,062	8,336
Redemptions[3]	(3,447)	(3,749)	(3,007)	(7,196)	(5,875)
Net sales[3]	2,826	2,040	831	4,866	2,461
Net exchanges	(16)	(37)	6	(53)	45
Market gains and losses/reinvestments[1]	2,566	926	(85)	3,492	857
Ending assets	$61,861	$56,485	$54,789	$61,861	$54,789

Fixed-income funds
Beginning assets	$37,826	$37,989	$41,039	$37,989	$40,456
Sales	3,467	3,334	3,251	6,801	7,742
Redemptions	(3,364)	(4,080)	(4,004)	(7,444)	(8,197)
Net sales (redemptions)	103	(746)	(753)	(643)	(455)
Net exchanges	18	(49)	(22)	(31)	(59)
Market gains and losses/reinvestments[1]	664	632	(222)	1,296	100
Ending assets	$38,611	$37,826	$40,042	$38,611	$40,042

Fixed-income separate accounts[2]
Beginning assets	$13,352	$13,130	$12,523	$13,130	$12,251
Sales[3]	147	197	754	344	993
Redemptions[3]	(2,105)	(328)	(277)	(2,433)	(481)
Net (redemptions) sales[3]	(1,958)	(131)	477	(2,089)	512
Market gains and losses[4]	320	353	(138)	673	99
Ending assets	$11,714	$13,352	$12,862	$11,714	$12,862

Total fixed income[2]
Beginning assets	$51,178	$51,119	$53,562	$51,119	$52,707
Sales[3]	3,614	3,531	4,005	7,145	8,735
Redemptions[3]	(5,469)	(4,408)	(4,281)	(9,877)	(8,678)
Net (redemptions) sales[3]	(1,855)	(877)	(276)	(2,732)	57
Net exchanges	18	(49)	(22)	(31)	(59)
Market gains and losses/reinvestments[1]	984	985	(360)	1,969	199
Ending assets	$50,325	$51,178	$52,904	$50,325	$52,904
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q2 2016 Earnings	Page 8 of 10

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Six Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Funds
Beginning assets	$72,761	$72,114	$75,990	$72,114	$73,597
Sales	6,584	6,773	5,640	13,357	12,936
Redemptions	(5,658)	(6,600)	(5,927)	(12,258)	(12,034)
Net sales (redemptions)	926	173	(287)	1,099	902
Net exchanges	2	(86)	(16)	(84)	(14)
Market gains and losses/reinvestments[1]	1,998	560	(112)	2,558	1,090
Ending assets	$75,687	$72,761	$75,575	$75,687	$75,575

Separate accounts[2]
Beginning assets	$34,902	$32,561	$31,609	$32,561	$30,536
Sales[3]	3,303	2,547	2,203	5,850	4,135
Redemptions[3]	(3,258)	(1,557)	(1,361)	(4,815)	(2,519)
Net sales[3]	45	990	842	1,035	1,616
Market gains and losses[4]	1,552	1,351	(333)	2,903	(34)
Ending assets	$36,499	$34,902	$32,118	$36,499	$32,118

Total assets [2]
Beginning assets	$107,663	$104,675	$107,599	$104,675	$104,133
Sales[3]	9,887	9,320	7,843	19,207	17,071
Redemptions[3]	(8,916)	(8,157)	(7,288)	(17,073)	(14,553)
Net sales[3]	971	1,163	555	2,134	2,518
Net exchanges	2	(86)	(16)	(84)	(14)
Market gains and losses/reinvestments[1]	3,550	1,911	(445)	5,461	1,056
Ending assets	$112,186	$107,663	$107,693	$112,186	$107,693
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q2 2016 Earnings	Page 9 of 10

(unaudited)
MANAGED ASSETS (in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
By Asset Class
Equity	$61,861	$56,485	$53,556	$51,956	$54,789
Fixed-income	50,325	51,178	51,119	52,065	52,904
Money market	254,992	262,030	256,437	246,937	241,982
Total Managed Assets	$367,178	$369,693	$361,112	$350,958	$349,675
By Product Type
Funds:
Equity	$37,076	$34,935	$34,125	$33,273	$35,533
Fixed-income	38,611	37,826	37,989	38,982	40,042
Money market	218,107	224,681	221,615	216,252	208,786
Total Fund Assets	$293,794	$297,442	$293,729	$288,507	$284,361
Separate accounts:
Equity	$24,785	$21,550	$19,431	$18,683	$19,256
Fixed-income	11,714	13,352	13,130	13,083	12,862
Money market	36,885	37,349	34,822	30,685	33,196
Total Separate Accounts	$73,384	$72,251	$67,383	$62,451	$65,314
Total Managed Assets	$367,178	$369,693	$361,112	$350,958	$349,675

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015
By Asset Class
Equity	$58,680	$52,786	$54,097	$54,238	$55,476
Fixed-income	50,793	50,880	51,922	52,577	53,319
Money market	254,693	260,203	247,986	245,133	239,774
Total Avg. Assets	$364,166	$363,869	$354,005	$351,948	$348,569
By Product Type
Funds:
Equity	$35,891	$32,921	$34,726	$35,181	$35,998
Fixed-income	38,214	37,776	38,779	39,526	40,574
Money market	217,226	221,848	217,031	213,633	205,943
Total Avg. Fund Assets	$291,331	$292,545	$290,536	$288,340	$282,515
Separate accounts:
Equity	$22,789	$19,865	$19,371	$19,057	$19,478
Fixed-income	12,579	13,104	13,143	13,051	12,745
Money market	37,467	38,355	30,955	31,500	33,831
Total Avg. Separate Accounts	$72,835	$71,324	$63,469	$63,608	$66,054
Total Avg. Managed Assets	$364,166	$363,869	$354,005	$351,948	$348,569

Federated Reports Q2 2016 Earnings	Page 10 of 10

(unaudited)
AVERAGE MANAGED ASSETS	Six Months Ended
(in millions)	June 30, 2016	June 30, 2015
By Asset Class
Equity	$55,733	$54,130
Fixed-income	50,836	53,362
Money market	257,448	246,518
Total Avg. Assets	$364,017	$354,010
By Product Type
Funds:
Equity	$34,406	$35,080
Fixed-income	37,995	40,793
Money market	219,537	212,056
Total Avg. Fund Assets	$291,938	$287,929
Separate accounts:
Equity	$21,327	$19,050
Fixed-income	12,841	12,569
Money market	37,911	34,462
Total Avg. Separate Accounts	$72,079	$66,081
Total Avg. Managed Assets	$364,017	$354,010